Exhibit 10.1

CANNABICS PHARMACEUTICALS INC.

CONSULTING AGREEMENT

THIS AGREEMENT is among CANNABICS PHARMACEUTICALS INC. a corporation organized under laws of the State of Nevada, whose address is #3 Bethesda Metro Center, Suite 700, Bethesda, Maryland 20814 (hereinafter referred to as the "Company"); and WEINBERG DALYO INC., an New York Corporation in good standing with an address of 21 Sparrow Circle, White Plains, New York 10605 (hereinafter referred to as the "Consultant").

WHEREAS, the Consultant is a Certified Public Accountant with over 30 years executive Corporate experience in corporate finance and in the Bio-tech, life science and medical device industries and adept at assisting businesses in financial advisory, strategic business planning;

WHEREAS, the Consultant may, during the period of time covered by this Agreement, present to the Company one or more plans to aid the Company in achieving the Company's goals; and

WHEREAS, the Company recognizes that the Consultant is not in a position which requires registration under either the Securities Act of 1933 (hereinafter "the Act") or the Securities and Exchange Act of 1934 (hereinafter "the Exchange Act"), underwriting, banking, is not an insurance Company, nor does it offer services to the Company which may require regulation under federal or state securities laws or licensing in the state of Israel; and

WHEREAS, the parties agree, after having a complete understanding of the services desired and the services to be provided, that the Company desires to retain Consultant to provide such assistance through its services for the Company, and the Consultant is willing to provide such services to the Company; and in light of his qualifications, to be its Chief Financial Officer (“CFO”).

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. DUTIES AND INVOLVEMENT.

The Company hereby engages Consultant for coordination in executing an agreed-upon plan, for aiding the company by his knowledge and experience as agreed by both parties.

2. RELATIONSHIP AMONG THE PARTIES.

Consultant acknowledges that as CFO he is not, and will not, be responsible for any management decisions on behalf of the Company, and may not at any time commit the Company to any action. The Company represents that the consultant does not have, through any means the power to control the Company, nor to exercise any dominating influences over its management.

Consultant understands and acknowledges that this Agreement shall not create or imply any agency relationship among the parties, and Consultant shall have no authority to enter into any contracts or otherwise legally bind the Company.

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Consultant’s relationship with the Company shall be that of an independent contractor and not an employee. Consultant shall not be eligible for any employee benefits, nor is the Company liable to make deductions from consideration paid to Consultant for taxes, all of which will be Consultant’s responsibility.

3. EFFECTIVE DATE, TERM AND TERMINATION.

This Agreement shall be effective on 15th day of March, 2015 and will continue until 15th September, 2015. This Six Month Agreement can only be modified if mutually agreeable and in writing.

4. OPTION TO RENEW AND EXTEND.

Company may renew this Agreement on the same terms by providing written notice to Consultant at any time prior to the expiration hereof.

5. COMPENSATION AND PAYMENT OF EXPENSES

The Consultant shall be paid $4,000- monthly. In the event the company is undergoing a limited cash flow, the Consultant shall in no event receive less than $1,000 per month, the balance ($3,000-) to be paid in common shares of the Company. In appreciation and recognition of the Consultant’s belief and faith in the Company, the Company shall issue 90,000 shares of the company upon signing, which amount represents the underage of $3,000 per month over the course of this contract. If and when the Company is sufficiently funded to enable the full monthly retainer of $4,000- prior to the expiration of this Contract, this full allotment of shares is to remain with the Consultant as a token of gratitude. The monthly invoice for the cash portion of this agreement will be issued to the company by the consultant on a monthly basis for the previous month. Payment will be made via a wire transfer within 5 days of the receipt of the invoice.

The Shares of Common Stock to be issued to Consultant shall be duly authorized and validly issued, fully paid and no assessable, free of liens, encumbrances and restrictions on transfer, and shall be issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended, and any relevant securities laws or pursuant to valid exemptions there from.

The Company’s Board of Directors has authorized the issuance of the Shares set forth in this Section for consideration consisting of this Agreement and the Services to be provided hereunder. The Company’s Board of Directors has determined that the consideration received for the Shares, consisting of this Agreement and the Services to be provided hereunder, is adequate. In rendering its Services, Consultant will be using and relying on the information supplied to it by the Company. The Company hereby represents that all information made available to Consultant by the Company will be complete and correct in all material respects and will not contain any untrue statement of material fact.

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The Company agrees to pay for reasonable expenses, including lodging, meals, and travel as necessary. All other expenses for the fulfillment of this Agreement shall be borne by the Consultant, and by third parties engaged by it in connection with the performance services provided for herein, after approval from the Company.

6. SERVICES NOT EXCLUSIVE.

Consultant shall devote such of its time and effort necessary to the discharge of its duties hereunder. The Company acknowledges that Consultant is engaged in other business activities, and that it will continue such activities during the term of this Agreement. Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.

7. CONFIDENTIALITY, NON-DISCLOSURE, NON-CIRCUMVENTION, NON-COMPETE

Consultant acknowledges that it may have access to confidential information regarding the Company and its business. Consultant agrees that it will not, during or subsequent to the term of this Agreement, divulge, furnish or make accessible to any person (other than with the written permission of the Company) any knowledge or information or plans of the Company with respect to the Company or its business, including, but not by way of limitation, the products of the Company, whether in the concept or development stage, or being marketed by the Company on the effective date of this Agreement or during the term hereof.

a) Therefore, the parties mutually recognize that in the transaction of their affairs each may learn from the other, including associates, the identity, address and/or telephone and/or telefax and/or E-mail address and/or number of clients, agents, brokers, buyers, sellers, financiers and/or bank or trust contracts (hereinafter referred to as “Confidential Sources”) which the other party has acquired by periods of investment in time, expense and effort. Now therefore consideration of the mutual promises set forth herein, each party covenants and agrees with the other as follows:

The parties hereto hereby contractually covenant, warrant, guarantee and agree as follows: to irrevocably mutually covenant, as evidenced and acknowledged by this memorization of their executions hereof, agree as follows:

b) Each of the signatories to the within contractual Agreement and their employees, agents, associates, and/or any other parties with whom they maintain a corporate or individual relationship, or who they may act as agents or principals for, shall be deemed to be parties to the within Confidentiality, Non-Circumvention, Non-Disclosure, Non-Compete, Agreement and shall be contractually bound to full compliance with the letter, spirit and intent of the within Agreement, and shall be fully bound by each and all of the terms, covenants and conditions of this Agreement. All documents signed on behalf of a corporation shall be deemed to be executed with full authority of the Board of Directors.

c) The within Agreement is executed and affected by the parties as a perpetuating guarantee and contractual agreement by the parties. Therefore, this Agreement shall be in full force and effect commencing the date affixed herein below and will during said term be applicable to any and all potential transactions and/or proprietary information transmitted to or entertained by the undersigned parties hereto.

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d) The parties hereto covenant, warrant and agree not to circumvent the interests, intentions, plans, and proposed undertakings of the party of the other part or to enter upon a competitive path and/or effort, or to utilize any of the proprietary information delivered into its custody, care and control or that would in any fashion interfere with, conflict with, or diminish, the possibility and/or probabilities of its success in any ventures, projects, proposed acquisitions, financial undertakings, and/or other activities which this office shall be a party to.

8. MISCELLANEOUS PROVISIONS

Section a Time. Time is of the essence of this Agreement.

Section b Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

Section c Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is Shabbat, a Jewish or a legal US holiday, in which event the period shall begin to run on the next day which is not Shabbat, a Jewish or legal US holiday, in which event the periods shall run until the end of the next day thereafter.

Section d Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

Section e Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

Section f Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section g Good Faith, Cooperation and Due Diligence. The parties here to covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent

Section h Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

Section i Assignment. This Agreement may not be assigned by either party hereto without the written consent of the other, but shall be binding upon the successors of the parties.

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Section j Arbitration. In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement, which cannot be settled amicably by the parties, such controversy shall be settled by Arbitration. Both sides shall choose a mutually agreed upon competent jurist from a short list and informal Arbitration shall commence as expeditiously as possible. Either party may institute such arbitration proceeding by giving written notice to the other party. A hearing shall be held by the Arbitrator within the District of Columbia, and a decision of the matter submitted to the Arbitrator shall be biding and enforceable against all parties in any Court of competent jurisdiction. The prevailing party shall be entitled to all costs and expenses with respect to such arbitration, including reasonable attorneys' fees. The decision of the Arbitrator shall be final, binding upon all parties hereto and enforceable in any Court of competent jurisdiction. Each party hereto irrevocably waives any objection to the laying of venue of any such Arbitration action or proceeding brought and irrevocably waives any claim that any such action brought has been brought in an inconvenient forum. Each of the parties hereto waives any right to request a trial by jury in any litigation with respect to this agreement and represents that counsel has been consulted specifically as to this waiver.

Section k Notices. All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, to the party to be notified. Notice to each party shall be deemed to have been duly given upon delivery, personally or by courier (such as Federal Express or similar express delivery service), addressed to the attention of the officer at the address set forth heretofore, or to such other officer or addresses as either party may designate, upon at least ten (10) days' written notice, to the other party.

Section l Governing law. The Agreement shall be construed by and enforced in accordance with the laws of the State of Maryland, USA.

Section m Entire agreement. This Agreement contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

Section n Waiver. A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

Section o Counterparts. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. In the event that the document is signed by one party and faxed to another the parties agree that a faxed signature shall be binding upon the parties to this agreement as though the signature was an original.

Section p Successors. The provisions of this Agreement shall be binding upon all parties, their successors and assigns.

Section q Counsel. The parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the date first referenced above.

COMPANY

/s/ Itamar Borochov

Itamar Borochov, Dir., on behalf of Cannabics Pharmaceuticals Inc.

CONSULTANT:

/s/ Dov Weinberg

Dov Weinberg, Dir., on behalf of WEINBERG DALYO INC.

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